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                                                                    EXHIBIT 23.2


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference of our report dated February 27, 2001, with respect to the consolidated financial statements and schedules of CyberCare, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000, filed with the Securities and Exchange Commission, in the Registration Statement (Form S-8/A No. 333-37184) pertaining to the Cyber-Care, Inc. 1999 Employee Stock Purchase Plan.


                                    /s/ Ernst & Young LLP


West Palm Beach, Florida
July 5, 2001


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